United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri		63141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Purchase Agreement
On September 5, 2018, Perficient, Inc. (“Perficient” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC and Nomura Securities International, Inc., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by the Company of its 2.375% convertible senior notes due 2023 (the “Notes”) in an aggregate principal amount of $125 million in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Notes Offering”). In addition, the Company granted the Initial Purchasers the option to purchase additional Notes in an aggregate principal amount of up to $18.75 million on the same terms and conditions. The Initial Purchasers fully exercised this option on September 7, 2018.
The Purchase Agreement includes customary representations, warranties and covenants by the Company for a transaction of this type. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
The Notes and the Indenture
On September 11, 2018, Perficient issued $143.75 million of the Notes pursuant to an indenture, dated as of September 11, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Net proceeds to the Company, after deducting discounts and expenses, were approximately $139.4 million. The Company has used or will use the net proceeds as follows:

•	$49.0 million was used to pay down Perficient’s revolving credit facility;

•	$38.8 million was used to repurchase 1.3 million shares of Perficient common stock concurrently with the pricing of the Notes Offering in privately negotiated transactions;

•
$8.6 million was used to fund the cost of entering into the Hedge Transactions (as defined below), after such cost is partially offset by the proceeds that Perficient received from entering into the Warrant Transactions (as defined below); and

•	The remaining proceeds will be used for working capital or other general corporate purposes.
The Notes will bear interest at a rate of 2.375% per year. Interest will be payable in cash on March 15 and September 15 of each year, beginning March 15, 2019. The Notes will mature on September 15, 2023, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. The initial conversion rate is 26.5957 shares of Perficient's common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $37.60 per share of common stock, and representing an initial conversion premium of approximately 25% above the closing price of $30.08 per share of Perficient’s common stock on September 5, 2018). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture. Perficient will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Perficient’s election, based on the applicable conversion rate(s). If a “make-whole fundamental change” (as defined in the Indenture) occurs, then Perficient will in certain circumstances increase the conversion rate for a specified period of time.
A Note may be converted at the holder’s option prior to the close of business on the business day immediately preceding September 15, 2023, but only under the following circumstances:

•
During any calendar quarter commencing after the calendar quarter ending on December 31, 2018, if the last reported sale price per share of Perficient’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•
During the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Perficient’s common stock on such trading day and the conversion rate on such trading day;

•	Upon the occurrence of certain corporate events or distributions on Perficient’s common stock described in the Indenture; and

•	At any time from, and including, March 15, 2023 until the close of business on the second scheduled trading day immediately before the maturity date.

Perficient may not redeem the notes at its option before maturity. If a “fundamental change” (as defined in the Indenture) occurs, then, except as described in the Indenture, noteholders may require Perficient to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.
The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Form of Notes, copies of which are filed as Exhibits 4.1 and 4.2 hereto and incorporated by reference herein.
Convertible Note Hedge Transactions and Warrant Transactions
In connection with the pricing of the Notes on September 5, 2018, Perficient entered into privately negotiated convertible note hedge transactions (the “Hedge Transactions”) with one or more of the Initial Purchasers or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Hedge Transactions cover the number of shares of Perficient’s common stock that will initially underlie the aggregate amount of the Notes, subject to customary anti-dilution adjustments. Perficient also entered into separate privately negotiated warrant transactions with the Option Counterparties relating to the same number of shares of Perficient’s common stock, subject to customary anti-dilution adjustments (the “Warrant Transactions”). The strike price of the Warrant Transactions will initially be approximately $46.62 per share, which represents a 55% premium to the last reported sale price of Perficient’s common stock on September 5, 2018, and is subject to certain adjustments under the terms of the Warrant Transactions.
ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information under Item 1.01 above is incorporated herein by reference.
ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES
The information under Item 1.01 above is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Exhibit
Number	Description
4.1	Indenture, dated September 11, 2018, between Perficient, Inc. and U.S. Bank National Association, as trustee, relating to the Company’s 2.375% Convertible Senior Notes due 2023
4.2	Form of 2.375% Convertible Senior Notes due 2023
10.1
Purchase Agreement, dated September 5, 2018, among Perficient, Inc., Jefferies LLC and Nomura Securities International, Inc., as representatives of the initial purchasers named therein, relating to the Company’s 2.375% Convertible Senior Notes due 2023

10.2	Form of Convertible Note Hedge Transaction Confirmation
10.3	Form of Warrant Transaction Confirmation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: September 11, 2018	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer